SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 17, 2003

RTW, Inc.
 (Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

0-25508 (Commission File Number)	41-1440870 (IRS Employer Identification No.)

8500 Normandale Lake Blvd., Suite 1400 Bloomington, MN (Address of principal executive offices)	55437 (Zip Code)

Registrant’s telephone number, including area code	952-893-0403

Item 5. Other Events:
Item 7 — Financial Statements and Exhibits:
SIGNATURES
EX-99.1 Press Release

Items 1-4, 6 and 8-12 are not applicable and therefore omitted.

Item 5. Other Events:

     On December 17, 2003 the Board of Directors elected Jeffrey B. Murphy as President and Chief Executive Officer of the Company replacing J. Alexander Fjelstad who notified RTW that he would not renew his employment contract. Mr. Murphy named Alfred L. LaTendresse, the Company’s current Executive Vice President and former Chief Financial Officer, to the position of Executive Vice President and Chief Financial Officer of the Company, effective on that same date. The Company further announced that the Board elected John O. Goodwyne as Chairman of the Board effective immediately and further named David C. Prosser Chairman Emeritus of the Board.

Item 7 — Financial Statements and Exhibits:

(c) Exhibits

99.1	RTW, Inc. Press Release dated December 17, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTW, Inc.

Dated: December 17, 2003	By	/s/ Jeffrey B. Murphy Jeffrey B. Murphy Chief Executive Officer (Principal Executive Officer)